UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2023 (February 1, 2023)
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

682	549-6600
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2023, in connection with the approval of the Farmer Bros. Co.’s (the “Company”) Second Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate”) by the stockholders at the Company’s annual meeting on January 12, 2023, new Securities and Exchange Commission (the “SEC”) rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”) and a periodic review of the bylaws of the Company, the Board of Directors of the Company adopted and approved amended and restated bylaws (the “A&R Bylaws”), effective immediately.  Among other things, the amendments effected by the A&R Bylaws:

•	In connection with updates to the A&R Certificate:
o	Revise provisions related to the removal of directors so that directors may be removed, with or without cause, in accordance with the DGCL.
•	In connection with the SEC’s universal proxy card rules:
o
Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors made in connection with annual and special meetings of stockholders by, including, without limitation:

▪
Adding a requirement that any stockholder submitting a nomination notice make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

▪	Adding a requirement that any stockholder submitting a nomination notice must be present at the meeting to present the nomination;
▪
Clarifying that, unless required by applicable law, if, after such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently fails either to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act or to provide documentation reasonably satisfactory to the Company that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act (upon request by the Company), then such nomination will be disregarded;

▪	Providing that the number of nominees proposed by stockholders submitting a nomination notice may not exceed the number of directors to be elected at the relevant meeting of stockholders; and
▪
Requiring additional disclosures from nominating stockholders, proposed nominees and, if the nominating stockholder is not a natural person, the natural person(s) associated with such stockholder responsible for the decision to propose the nomination.

o	Extending the time-period in which the annual meeting may be held without triggering the requirement to change the due date of a timely nomination notice; and
o	Require any stockholder soliciting proxies from other stockholders to use a proxy card color other than white.
•	In connection with proposals (other than the nomination of directors) to be made by stockholders:
o
Enhance procedural mechanics and disclosure requirements in connection with stockholder proposals to be made in connection with annual and special meetings of stockholders by, including, without limitation:

▪	Adding a requirement that any stockholder submitting a proposal notice must be present at the meeting to present the proposal;
▪	Adding a requirement that any stockholder submitting a proposal notice make a representation as to whether such stockholder intends to solicit proxies in support of such proposal;
▪
Clarifying that, unless required by applicable law, if such stockholder fails to comply with such stockholder’s representation regarding solicitation of proxies, then such proposal will be disregarded; and

▪
Requiring additional disclosures from proposing persons, and, if the proposing stockholder is not a natural person, the natural person(s) associated with such stockholder responsible for the decision to propose the business.

o	Extending the time-period in which the annual meeting may be held without triggering the requirement to change the due date of a timely proposal notice.
•	In connection with recent amendments to the DGCL
o	Modify the provisions relating to availability of lists of stockholders entitled to vote at stockholder meetings; and
o	Make various other updates, including technical, ministerial, clarifying and conforming changes related to the DGCL.

The foregoing summary of the amendments effected by the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the A&R Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Farmer Bros. Cos. Amended and Restated Bylaws as amended and restated February 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023

FARMER BROS. CO.

	By:	/s/ Jared Vitemb
Jared Vitemb
VP, General Counsel, Secretary and Chief Compliance Officer